FOR IMMEDIATE RELEASE

CONTACT:
Carlos Arcos                            Alvis R. Swinney
Fogarty Klein Monroe                    US Oncology
713.867.3187                            832.601.6174
carcos@fkmagency.com                    alvis.swinney@usoncology.com

US ONCOLOGY TO MAKE PRIVATE PLACEMENT OF $175 MILLION SENIOR SUBORDINATED NOTES

HOUSTON, January 11, 2002 -- US Oncology, Inc. (NASDAQ:USON) proposes to make a private placement of approximately $175 million in senior subordinated notes to repay currently outstanding senior debt and for other general business purposes. The company anticipates closing the offering later this month or early February.

        This news release does not constitute an offer to sell or the solicitation of an offer to buy securities. The offering is being made only to qualified institutional buyers. The securities have not been registered under United States or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release contains forward-looking statements, including statements that include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," or similar expressions and statements regarding our prospects. All statements other than statements of historical fact included in this press release are forward-looking statements. Although the company believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Please refer to the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for 2000 and subsequent SEC filings, for a more extensive discussion of factors that could cause actual results to differ materially from the company's expectations.

                                      ###